Exhibit 10.21

SPONSOR FORFEITURE AND CONVERSION AGREEMENT

THIS SPONSOR FORFEITURE AND CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of March 30, 2022, by and among Prenetics Global Limited, a Cayman Islands exempted company (“PubCo”), Prenetics Group Limited, a Cayman Islands exempted company (the “Company”), Artisan Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Artisan LLC, a Cayman Islands limited liability company (the “Sponsor”) and each of the persons (other than Sponsor) listed on Schedule A hereto (each an “Insider”, and collectively, the “Insiders”, and together with the Sponsor, the “Founder Share Holders”, and each a “Founder Share Holder”). PubCo, the Company, SPAC, the Sponsor and the Insiders are collectively referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, PubCo, the Company, SPAC, AAC Merger Limited, a Cayman Islands exempted company (“Merger Sub 1”), and PGL Merger Limited, a Cayman Islands exempted company (“Merger Sub 2”) entered into a Business Combination Agreement dated as of September 15, 2021 (as amended by an amendment agreement dated as of the date hereof (the “BCA Amendment”) and may be further amended, restated or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, SPAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly-owned subsidiary of PubCo, and Merger Sub 2 will merge with and into the Company, with the Company being the surviving entity and a wholly-owned subsidiary of PubCo;

WHEREAS, each Founder Share Holder is, as of the date of this Agreement, the sole legal owner of such number of SPAC Class B Ordinary Shares set forth opposite such Founder Share Holder’s name on Schedule A hereto (the “Pre-Conversion Shares” of such Founder Share Holder);

WHEREAS, as of the date of this Agreement, the Sponsor holds a total of 5,857,898 SPAC Warrants (each a “SPAC Private Placement Warrant”) to purchase SPAC Class A Ordinary Shares at a strike price of eleven dollars fifty cents ($11.50); and

WHEREAS, as a condition to their willingness to enter into the BCA Amendment, SPAC, the Company and PubCo have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I
Founder Share Forfeiture and Conversion; Sponsor Warrant Forfeiture

1.1                 Founder Share Forfeiture and Conversion.

      (a)                Each of the Founder Share Holders hereby agrees that immediately prior to the Initial Closing (but subject to the satisfaction or waiver of the conditions precedent to the Initial Closing set forth in Sections 9.1, 9.2 and 9.3 of the Business Combination Agreement), each such Founder Share Holder shall contribute, transfer, assign, convey, and deliver to SPAC, and SPAC shall acquire and accept from each such Founder Share Holder, all of each such Founder Share Holder’s right, title, and interest in, to and under such Founder Share Holder’s Pre-Conversion Shares and, in exchange therefore, SPAC shall issue to each such Founder Share Holder SPAC Class A Ordinary Shares, free and clear of all Encumbrance as provided in Section 1.1(b) below (the “Founder Share Conversion”).

      (b)                In connection with the Founder Share Conversion:

           (i)           all 9,133,558 Pre-Conversion Shares held by the Sponsor shall be exchanged and converted into such number of SPAC Class A Ordinary Shares equal to (x) 9,133,558 minus 2,200,000, divided by (y) the Class A Exchange Ratio;

           (ii)          all 100,000 Pre-Conversion Shares held by the Insiders shall be exchanged and converted into such number of SPAC Class A Ordinary Shares equal to (i) 100,000 divided by (ii) the Class A Exchange Ratio; and

           (iii)         for the purpose of this Article I, the “Post-Conversion Shares” of a Founder Share Holder means the SPAC Class A Ordinary Shares that such Founder Share Holder will hold immediately following the consummation of the Founder Share Conversion and before the Initial Closing.

      (c)                The SPAC and each Founder Share Holder acknowledge and agree that, with respect to each Founder Share Holder, (i) concurrently with the Founder Share Conversion, all SPAC Class B Ordinary Shares owned by such Founder Share Holder in such number equal to the difference between the respective numbers of such Founder Share Holder’s Pre-Conversion Shares and Post-Conversion Shares shall be, and shall be deemed to have been, (x) surrendered and forfeited to SPAC by such Founder Share Holder for nil consideration and (y) cancelled by SPAC immediately upon surrender and forfeiture and ceased to be issued and outstanding in the SPAC’s share capital (the “Founder Share Forfeiture”); (ii) such Founder Share Holder shall be deemed to have elected to exercise its or his option to convert such number of SPAC Class B Ordinary Shares owned by such Founder Share Holder as is equal to the number of such Founder Share Holder’s Post-Conversion Shares into SPAC Class A Ordinary Shares pursuant to Article 18.1(a) of the SPAC Charter immediately prior to the Initial Closing; and (iii) upon the Founder Share Forfeiture, the Founder Share Conversion shall (x) represent a conversion of such Founder Share Holder’s SPAC Class B Ordinary Shares into SPAC Class A Ordinary Shares in accordance with the SPAC Charter (including Article 18 thereof), and (y) for the purposes of Cayman Islands law and pursuant to the SPAC Charter, take effect as a compulsory redemption without notice of such Founder Share Holder’s SPAC Class B Ordinary Shares and, on behalf of such Founder Share Holder, automatic application of such redemption proceeds in paying for the new SPAC Class A Ordinary Shares into which such Founder Share Holder’s SPAC Class B Ordinary Shares have been converted or exchanged at a price per SPAC Class B Ordinary Share necessary to give effect to a conversion or exchange calculated on the basis that the SPAC Class A Ordinary Shares to be issued as part of the conversion or exchange will be issued at par.

      (d)                For the avoidance of doubt, immediately following the consummation of the Founder Share Conversion and the Initial Merger Effective Time, Sponsor will hold 6,933,558 PubCo Class A Ordinary Shares, and the Insiders will hold an aggregate of 100,000 PubCo Class A Ordinary Shares.

      (e)                No share or similar certificates will be issued in connection with the Founder Share Conversion, and SPAC will record the conversion of the SPAC Class B Ordinary Shares into the SPAC Class A Ordinary Shares that the respective Founder Share Holders are acquiring pursuant to the terms and conditions of this Article I on its books and records. Following the Founder Share Conversion, all SPAC Class B Ordinary Shares held by the Founder Share Holders shall be cancelled and cease to be outstanding.

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      (f)                 The Founder Share Conversion (i) shall be applicable only in connection with the Initial Merger and this Agreement, and (ii) shall be void and of no force and effect in the event this Agreement is terminated prior to the Initial Closing.

      (g)                Notwithstanding the foregoing of this Article I, if (i) after completion of the Founder Share Conversion, the Initial Closing does not occur and the Business Combination Agreement is terminated, or (ii) after completion of the Initial Closing, the Acquisition Closing does not occur and the Business Combination Agreement is terminated, each of SPAC, PubCo and the Founder Share Holders shall take all such actions that are necessary, proper or advisable under applicable Laws such that each Founder Share Holder shall, to the fullest extent possible, be returned to the position in which such Founder Share Holder would have been, and would be entitled to all rights and benefits that such Founder Share Holder would have had, if the Founder Share Conversion had not occurred.

1.2                 Tax Treatment of Founder Share Conversion. The Parties intend that the Founder Share Conversion will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

1.3                 Sponsor Warrant Forfeiture.

       (a)               The Sponsor agrees that, immediately prior to the Initial Closing, the Sponsor shall automatically irrevocably forfeit and surrender to SPAC for no consideration, as a contribution to the capital of SPAC, such number of SPAC Private Placement Warrants equal to (a) 5,857,898 minus (b) the quotient obtained by dividing 5,857,898 by the Class A Exchange Ratio (the “Forfeited Warrants”; and such forfeiture of the Forfeited Warrants, the “Sponsor Warrant Forfeiture”). All Forfeited Warrants shall be automatically and immediately cancelled by SPAC upon the Sponsor Warrant Forfeiture and SPAC shall direct its transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto.

      (b)                For the avoidance of doubt, (i) pursuant to the Business Combination Agreement and the Assignment, Assumption and Amendment Agreement, at the Initial Merger Effective Time, all SPAC Warrants held by the Sponsor immediately prior to the Initial Merger Effective Time (other than the Forfeited Warrants) shall cease to be a warrant with respect to SPAC Ordinary Shares and be assumed by PubCo and converted into the same number of PubCo Warrants (the “Warrant Exchange”); and (ii) following the Sponsor Warrant Forfeiture and the Warrant Exchange, the PubCo Warrants held by Sponsor immediately after the Initial Merger Effective Time shall be exercisable, subject to the terms of the PubCo Warrants, for 5,857,898 PubCo Class A Ordinary Shares.

      (c)                SPAC and the Sponsor shall take such actions as are necessary to cause the Forfeited Warrants to be retired and canceled, after which such Forfeited Warrants shall no longer be issued, outstanding, convertible or exercisable.

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Article II
General Provisions.

2.1                 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, PubCo and SPAC in accordance with Section 11.3 of the Business Combination Agreement and to Sponsor at its address set forth below (or at such other address for a Party as shall be specified by like notice):

Address: Room 1111, New World Tower 1, 18 Queen’s Road, Central, Hong Kong
Email: ben.cheng@c-venturesfund.com
Attention: Ben Cheng

2.2                 Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, be void ab initio upon the termination of the Business Combination Agreement in accordance with its terms before the Initial Closing, and upon such termination, no Party shall have any liability hereunder other than for its actual fraud or for its willful and material breach of this Agreement prior to such termination.

2.3                 Amendments. This Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing in the same manner as this Agreement, which makes reference to this Agreement and which shall be executed by all Parties.

2.4                 Miscellaneous. The provisions of Section 1.2 and Article XI of the Business Combination Agreement (other than Sections 11.1 (Trust Account Waiver), 11.10 (Disclosure Letters), 11.12 (Amendments), 11.18 (Non-Survival of Representations, Warranties and Covenants) and 11.19 (Conflicts and Privilege) thereof) are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

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IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

ARTISAN LLC

Signature:	/s/ Cheng Yin Pan

Name:	Cheng Yin Pan

Title:	Director

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

ARTISAN ACQUISITION CORP.

Signature:	/s/ Cheng Yin Pan

Name:	Cheng Yin Pan

Title:	Director

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

PRENETICS GLOBAL LIMITED

Signature:	/s/ Danny Yeung

Name:	Danny Yeung

Title:	Director

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

PRENETICS GROUP LIMITED

Signature:	/s/ Danny Yeung

Name:	Danny Yeung

Title:	CEO

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

WILLIAM KELLER

Signature:	/s/ WILLIAM KELLER

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

MITCH GARBER

Signature:	/s/ MITCH GARBER

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

FAN (FRANK) YU

Signature:	/s/ FAN (FRANK) YU

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement, all as of the date first written above.

SEAN O’NEILL

Signature:	/s/ SEAN O’NEILL

[Signature Page to Sponsor Forfeiture and Conversion Agreement]

Schedule A

Schedule of Founder Share Holders

Founder Share Holders	Number of SPAC Class B Ordinary Shares
Artisan LLC	9,133,558
William Keller	25,000
Mitch Garber	25,000
Fan (Frank) Yu	25,000
Sean O’Neill	25,000

Schedule A